Exhibit 99.1
DISTRIBUTION REINVESTMENT AND STOCK PURCHASE PLAN
AUTHORIZATION CARD
Corporate Property Associates 14 Incorporated
By my (our) signature(s) I (we) hereby authorize Corporate Property Associates 14 Incorporated (“CPA®:14”) to pay to Phoenix American Financial Services, Inc. for my (our) account all cash distributions due me (us) on shares of CPA®:14 registered as set forth below. I (we) want to reinvest distributions on all shares registered in my (our) name(s).
Please sign exactly as name(s) appear(s) hereon. If shares are held jointly, each shareholder must sign.
     I (we) hereby authorize Phoenix American Financial Services, Inc. as my (our) agent to apply all such distributions together with such additional voluntary cash investments I (we) may make from time to time to the purchase of full or fractional shares of CPA®:14.
     I (we) understand that the purchase will be made subject to the terms and conditions of the CPA®:14 2010 Distribution Reinvestment and Stock Purchase Plan, and that I (we) can terminate this authorization at any time by notifying Phoenix American Financial Services, Inc.
     By signing below, I certify that the information contained herein is true and correct as of the date of this card and that I meet the suitability standards as stated in the current prospectus dated May 15, 2001 for CPA®:14. I agree to notify CPA®:14 if, at any time, I no longer meet the suitability standards as outlined in such prospectus and any supplements thereto.
     This authorization card, when signed, should be mailed to Phoenix American Financial Services, Inc., 2401 Kerner Bouevard, San Rafael, CA 94901-5529.

Account Registration

Tax Identification Number

Shareholder Signature

Shareholder Signature

Area Code — Telephone Number
Dated:   ___________________________________________
☐	VOLUNTARY CASH INVESTMENTS. I (we) wish to make a voluntary cash investment to my (our) Plan account in the amount shown below.
AMOUNT ENCLOSED
$_________________________
(Check or money order only)
NOTE: THIS IS NOT A PROXY